UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2015

MICROSEMI COMMUNICATIONS, INC.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Carga

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

Vitesse Semiconductor Corporation

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Microsemi Communications, Inc. (f/k/a Vitesse Semiconductor Corporation), a Delaware corporation (the “Company”) on March 18, 2015, the Company entered into an Agreement and Plan of Merger on March 17, 2015 (the “Merger Agreement”) with Microsemi Corporation, a Delaware corporation (“Microsemi” or “Parent”), and LLIU100 Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Microsemi (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Company Shares”), at a purchase price of $5.28 per Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 31, 2015 (together with any amendments and supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal.

Item 1.02 Termination of Material Definitive Agreement

On April 28, 2015, the Company repaid in full all indebtedness and other amounts outstanding and owing under that certain Loan Agreement entered into on August 23, 2007, as amended on each of October 16, 2009, February 4, 2011 and November 5, 2013, by and among the Company, the lenders from time to time party thereto, and Whitebox VSC Ltd., as one of the lenders and as agent for the lenders (the “Loan Agreement”). As of April 28, 2015, there were outstanding Term A Loans in the principal amount of $7.9 million and outstanding Term B Loans in the principal amount of $9.3 million (collectively, the “Term Loan”) and the Term Loan was scheduled to mature on August 31, 2016. The Company paid an aggregate of $17,770,314.82 to repay the Term Loan, which includes a prepayment fee of $515,953.97. The Terms Loan was secured by liens on substantially all the assets of the Company and its domestic subsidiaries. In connection with the repayment of the Term Loan, the Loan Agreement and all other related loan documents were terminated and all liens and encumbrances granted by the Company and its subsidiaries in favor of the lenders and agent were terminated and released.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Offer and withdrawal rights expired at 12:00 midnight New York City time at the end of April 27, 2015. Based on information provided by Computershare, the depositary for the Offer, as of the expiration of the Offer, approximately 60,338,415 million Company Shares were validly tendered and not withdrawn in the Offer, representing approximately 79.5% of the sum of (x) the then outstanding Company Shares plus (y) (without duplication) a number equal to the number of Company Shares issuable upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Company Shares, or other rights to acquire or be issued Company Shares, in each case, with an exercise or conversion price below $5.28 per Company Share. Accordingly, the condition to the Offer that there be validly tendered and not withdrawn at least a majority of the sum of (x) the then outstanding Company Shares plus (y) (without duplication) a number equal to the number of Company Shares issuable upon the vesting (including vesting solely as a result of the consummation of the Offer), conversion, settlement or exercise of all then outstanding warrants, options, benefit plans, obligations or securities convertible or exchangeable into Company Shares, or other rights to acquire or be issued Company Shares, in each case, with an exercise or conversion price below $5.28 per Company Share, has been satisfied. As a result of the satisfaction of the foregoing condition and each of the other conditions to the Offer, Purchaser accepted for payment and will promptly pay for all Company Shares that were validly tendered into the Offer and not properly withdrawn in accordance with the terms of the Offer. The depositary also advised the Company and Parent that it has received Notices of Guaranteed Delivery with respect to 991,537 additional Company Shares, representing approximately 1.4% of the outstanding Company Shares.

On April 28, 2015, pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). As a result of its acceptance of the Company Shares tendered in the Offer and given that Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) was applicable to the Purchaser’s acquisition of the Company through the Merger, the Purchaser had sufficient voting power to approve the Merger without the affirmative vote of the stockholders of the Company pursuant to Section 251(h) of the DGCL. At the effective time (the “Effective Time”) of the Merger, each Company Share outstanding (other than Company Shares directly owned by the Company and its subsidiaries, Parent or Purchaser, which were canceled and cease to exist and Company Shares held by stockholders that are entitled to and properly demand appraisal of such Company Shares under the DGCL) was converted into the right to receive $5.28, net to the selling stockholder in cash, without interest and less any required withholding taxes.

The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 18, 2015, which is incorporated herein by reference.

The aggregate consideration paid to stockholders of the Company by Parent in the Offer and Merger was approximately $368 million, without giving effect to related transaction fees and expenses.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 28, 2015, in connection with the consummation of the Merger, the Company notified NASDAQ Global Market (“NASDAQ”) of its intent to remove the Company Shares from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Company Shares. On April 28, 2015, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Shares. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders

At the Effective Time, each Company Share outstanding (other than Company Shares directly owned by the Company and its subsidiaries, Parent or Purchaser, which were canceled and cease to exist and Company Shares held by stockholders that are entitled to and properly demand appraisal of such Company Shares under the DGCL) was converted into the right to receive $5.28, net to the selling stockholder in cash, without interest and less any required withholding taxes.

The information disclosed under Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

As a result of Purchaser’s acceptance for payment of all Company Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer and the consummation of the Merger under Section 251(h) of the DGCL on April 28, 2015, a change in control of the Company occurred. Upon the Effective Time, the Company became a wholly-owned subsidiary of Parent.

The information disclosed under Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, which consisted of Steven G. Litchfield and Paul Pickle, remained the only directors of the Company immediately after the Effective Time.

Following the Effective Time, each of Christopher R. Gardner (the Company’s President and Chief Executive Officer), Martin S. McDermut (the Company’s Chief Financial Officer) and Martin Nuss (Vice President of Technology) were removed as officers of the Company by the board of directors of the Company. Immediately following such removal, Steven G. Litchfield was appointed as the President and Chief Executive Officer of the Company and John W. Hohener was appointed as the Chief Financial Officer and Secretary of the Company.

Information about the directors and officers designated for appointment by Purchaser was previously disclosed in the Offer to Purchase originally filed by the Parent with the SEC on March 31, 2015 and is incorporated herein by reference.

The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on March 18, 2015.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety.

Also pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety to read identically to the bylaws of Purchaser as in effect immediately prior to the Effective Time.

The certificate of incorporation and the bylaws of the Company as so amended and restated are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Vitesse Semiconductor Corporation, LLIU100 Acquisition Corp. and Microsemi Corporation, dated as of March 17, 2015 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-31614) filed by Vitesse Semiconductor Corporation on March 18, 2015).*

3.1	Amended and Restated Certificate of Incorporation of Vitesse Semiconductor Corporation.

3.2	Amended and Restated Bylaws of Vitesse Semiconductor Corporation.

99.1	Joint press release issued by Microsemi Corporation and Vitesse Semiconductor Corporation on April 28, 2015.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI COMMUNICATIONS, INC.
(f/k/a VITESSE SEMICONDUCTOR CORPORATION)

Date: April 28, 2015	By:	/s/ Steven G. Litchfield
Steven G. Litchfield
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger by and among Vitesse Semiconductor Corporation, LLIU100 Acquisition Corp. and Microsemi Corporation, dated as of March 17, 2015 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K (File No. 001-31614) filed by Vitesse Semiconductor Corporation on March 18, 2015).*

3.1	Amended and Restated Certificate of Incorporation of Vitesse Semiconductor Corporation.

3.2	Amended and Restated Bylaws of Vitesse Semiconductor Corporation.

99.1	Joint press release issued by Microsemi Corporation and Vitesse Semiconductor Corporation on April 28, 2015.

*	The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.